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                                                                     Exhibit 3.3
                                                                     -----------

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       CLARK REFINING & MARKETING, INC.

                -----------------------------------------------
                   Adopted in accordance with the provisions
                 of Section 242 of the General Corporation Law
                           of the State of Delaware
                -----------------------------------------------


     The undersigned, being the President and Secretary, respectively, of Clark Refining & Marketing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

     FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said Corporation:

     RESOLVED, that the Restated Certificate of Incorporation of Clark Refining & Marketing, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

     "ARTICLE 1. The name of the corporation shall be The Premcor Refining Group Inc."

     SECOND: That in lieu of a meeting and vote of Stockholders, the Stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
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     THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on May 10, 2000.

     IN WITNESS WHEREOF, the undersigned have executed this certificate this 9th day of May, 2000.

                                  CLARK REFINING & MARKETING, INC.



                                  By:   /s/  William C. Rusnack
                                      -----------------------------------
                                         William C. Rusnack
                                         President


ATTEST:



By:  /s/  Richard A. Keffer
     ----------------------
     Richard A. Keffer
     Secretary

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